UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 5, 2019

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors Gafford and Sinclair

On September 10, 2019, Daseke, Inc. (the “Company”) announced the resignation of two of the members of its Board of Directors (the “Board”), Ron Gafford and Mark Sinclair, who each provided the Board notice of their resignation on September 5, 2019.  Mr. Sinclair also withdrew as a director nominee for the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”).  Mr. Gafford was a Class II director and served as a member of the Board’s Corporate Governance and Nominating Committee and Compensation Committee and Mr. Sinclair was a Class I director and served as the chair of the Board’s Audit Committee.  Together with the resignation of R. Scott Wheeler, the Company’s former President and Class III director on September 4, 2019, these resignations represent a reduction in the size of the Board consistent with the Board’s decision to right-size its corporate overhead structure and streamline its organization.  Neither Mr. Gafford’s nor Mr. Sinclair’s resignation from the Board was the result of any disagreement with the operations, policies or practices of the Company.  Each of Messrs. Gafford and Sinclair will each receive the quarterly payment of their annual retainer with respect to the third quarter in the amount of $18,750.

The Board has accepted Mr. Sinclair’s withdrawal as a director nominee to be elected at the Annual Meeting. Other than Mr. Sinclair, the nominees named in the Company’s definitive proxy statement filed July 11, 2019 with the Securities and Exchange Commission (the “Proxy Statement”) will stand for reelection at the Annual Meeting. Notwithstanding Mr. Sinclair’s resignation and withdrawal as a director nominee, the form of proxy card included in the original distribution of the Proxy Statement remains valid; however, any votes that are submitted with instructions to vote for the three directors named in the Proxy Statement to serve as Class I directors on the Board will be voted only for the two remaining nominees named in the Proxy Statement.

The Board appointed Daniel J. Hennessy to the open position of chair of the Audit Committee effective as of September 6, 2019 and approved a reduction in the size of the Board from 11 to 8 directors, effective as of September 10, 2019.

Operating Committee Compensation

The Board formed an Operating Committee on May 20, 2019 and appointed Messrs. Brian Bonner, Kevin Charlton and Jonathan Shepko as members, with Mr. Shepko appointed chair of the Operating Committee.  On September 6, 2019, the Compensation Committee of the Board (the “Compensation Committee”) approved additional director compensation for Mr. Shepko in recognition of his additional Board responsibilities as chair of the Operating Committee, and additional director compensation for Mr. Charlton in recognition of his additional Board responsibilities as a member of the Operating Committee, in each case, as set forth below:

•                  Mr. Shepko’s total annualized cash retainer of $75,000 was increased to $125,000;

•                  Mr. Shepko received an additional grant of 114,286 restricted stock units vesting in full on the one year anniversary of the date of grant pursuant to the terms of the restricted stock unit award agreement (non-employee director award) previously approved by the Board; and

•                  Mr. Charlton received an additional grant of 50,000 restricted stock units vesting in full on the one year anniversary of the date of grant pursuant to the terms of the restricted stock unit award agreement (non-employee director award) previously approved by the Board.

Mr. Bonner receives no additional director compensation for his service on the Operating Committee.

Plan Amendment

Effective September 6, 2019, the Board determined that the individual grant limits contained in the Company’s 2017 Omnibus Incentive Plan, as amended (the “Plan”), needed to be increased to adjust for recent changes in the Company stock price.  Specifically, the Board increased the individual grant limits under the Plan with respect to awards made thereunder for fiscal years beginning on or after January 1, 2019 as follows:  (i) the 450,000 per participant share limits contained in Sections 4(a)(i) and 11(e) of the Plan were increased to 1,000,000 shares and (ii) the 90,000 per non-employee director share limit contained in Section 4(a)(i) of the Plan was increased to 350,000 shares.  The Board determined that these amendments are necessary for the Company to be able to attract, compensate and retain new talent going forward and align their compensation with the interests of the Company’s stockholders.  The total number of shares that may be granted pursuant to the Plan remains unchanged.

Amended Employment Arrangements for Mr. Christopher Easter

As previously announced, effective as of August 15, 2019, the Company appointed Christopher Easter as the interim Chief Executive Officer, in addition to his existing role as the Company’s Chief Operating Officer.  Effective as of September 6, 2019, the Board also appointed Mr. Easter the Company’s principal financial officer to serve until such time as the Board identifies and appoints a permanent chief financial officer, whom the Board currently expects will also serve as the Company’s principal financial officer once appointed.  As disclosed in the press release filed as an exhibit to the Form 8-K the Company filed with the Securities and Exchange Commission on September 4, 2019, the Company has retained the services of Bridgepoint Consulting, which will provide financial and accounting services to support the chief financial officer function.  Bridgepoint Consulting and its employees and affiliates remain unaffiliated third parties of the Company and are not employed by the Company.

In connection with his appointment as interim Chief Executive Officer, effective as of September 10, 2019 the Board approved an amendment to Mr. Easter’s employment agreement, which provides, in summary, that (1) Mr. Easter will perform the duties assigned by, and will report to, the Board, the Executive Chairman or the Company’s Chief Executive Officer (other than Mr. Easter in his capacity as interim Chief Executive Officer) and (2) Mr. Easter’s base salary was increased effective as of August 15, 2019 to $650,000 (a $125,000 increase over his prior base salary).

The Compensation Committee and the Board also approved, effective September 6, 2019, a stock option grant by the Company under the Plan to Mr. Easter with respect to 238,636 shares of the Company’s common stock, which has an exercise price per share equal to the closing price of a share of the Company’s common stock on the effective date of grant ($2.20) and which will vest in one-third installments on each of the first, second and third anniversaries of the date of grant.

Interim Employment Arrangements for Mr. Brian Bonner

As previously announced, effective as of August 15, 2019, the Company appointed Brian Bonner as the Executive Chairman of the Board.  In connection with his appointment as Executive Chairman of the Board, the Compensation Committee of the Board approved on September 6, 2019 an annualized base salary of $600,000 for Mr. Bonner for his interim service as a member of management, which is expected to last no longer than one year.  In addition, on September 6, 2019, the Compensation Committee of the Board approved a grant to Mr. Bonner of a one-time restricted stock unit award with respect to 500,000 shares of the Company’s common stock, which will vest in 50% installments on each of the first and second anniversaries of the date of grant subject to Mr. Bonner’s continuous service to the Company as an employee or as a member of the Board.

Item 7.01                                           Regulation FD Disclosure.

On September 10, 2019, the Company issued a press release announcing, among other things, the matters discussed herein. A copy of the press release is attached hereto as Exhibit 99.1.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                                           Other Events.

The Company hereby amends and restates in its entirety the section in the Proxy Statement entitled “Section 16(a) Beneficial Ownership Reporting Compliance” as follows:

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2018 there were no delinquent filers, except as follows:

•                  Mr. Sinclair filed a Form 4 on May 10, 2018 that was required to be filed by March 8, 2018 and a Form 4 on December 7, 2018 that was required to be filed by December 6, 2018; and

•                  The persons serving in 2018 as the Company’s non-employee directors (Messrs. Hennessy, Bonner, Charlton, Gafford, Shepko and Sinclair) each received an annual grant of 5,252 restricted stock units in 2018.  The Forms 4 for these grants were required to be filed by June 5, 2018, but inadvertently were not filed until 2019.

In addition, the Proxy Statement described the non-employee director awards as vesting on July 1, 2019, which was a typographical error.  These awards vested on June 1, 2019.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1*	Press release dated September 10, 2019.

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

September 10, 2019	By:	/s/ Christopher Easter
	Name:	Christopher Easter
	Title:	Interim Chief Executive Officer and Chief Operating Officer